Unaudited Pro Forma Consolidated Financial Information


The Unaudited Pro-Forma Consolidated Financial Information reflects financial information which gives effect to the acquisition of all the outstanding common shares of Niew Industries Inc. and amounts due to its stockholders totaling $414,302 in exchange for 12 million shares of common stock of the Company.

The Pro-Forma Consolidated Statements included herein reflect the anticipated use of the purchase method of accounting for the above transaction. The acquisition of Niew Industries Inc. will be accounted for as a reverse acquisition as the former stockholders of Niew Industries Inc. will control approximately 55% of the voting common shares of the Company immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto included elsewhere in this 10-SB registration statement.

The Pro-Forma Consolidated Balance Sheet gives effect to the above transaction as if it occurred on December 31, 1999. The Pro-Forma Consolidated Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of the Company and Niew Industries Inc. for the year ended September 30, 1999 and for the three-month period ended
December 31, 1999. The Company was inactive prior to the acquisition of Niew Industries Inc.

The Pro-Forma Consolidated Financial Information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transaction had been consummated at the beginning of the periods presented; nor does it purport to present the results of operations for future periods.



The accompanying note forms an integral part of these pro-forma financial statements.

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Global Innovative Systems, Inc.
(A Development Stage Company)
Pro-Forma Balance Sheet
(Unaudited)

December 31, 1997
            Global	          Niew
            Innovativ	       Industries		                 Pro-Forma
            Systems, Inc.    Inc.	        Adjustments	    Balance

Assets

Current
	Cash	        $ 35,000	      $  9,491	    $    -	         $ 44,491
	Receivables	     -	            1,156	         -	            1,156
	Investment tax credits
  refundable	     -	           52,290	         -	           52,290
	Prepaid expenses -	            3,452	         -	            3,452
________________________________________________________________________
		              35,000	        66,389	         -	          101,389


Fixed assets	     -	            8,504	         -	            8,504
Due from Niew Industries
Inc.	          414,302	           -	      (414,302) 1 	         -

	 	         $  449,302	      $ 74,893	   $ (414,302)	    $ 109,893

_________________________________________________________________________

Liabilities and Stockholders' Equity (Deficit)

Liabilities

Current
Accounts payable
            $   -	          $   6,155	    $   -	         $   6,155
Accrued liabilities
            	   -	              5,430	        -	             5,430

	               -	             11,585	        -	            11,585

Loans payable
              414,302	         62,585	     (414,302)	1      62,585
Loan payable to related party
	               -	             16,970	         -	           16,970
Advances from stockholders and directors
	               -	             38,737	         -	           38,737
Advances from Global Innovative Systems, Inc.
                -	            414,302	     (414,302) 1	        -

___________________________________________________________________________

  		          414,302	        544,179	     (828,604)	      129,877
____________________________________________________________________________

Stockholders' equity (deficit)

Share capital

Authorized
200,000,000 common shares, par value $0.001
Issued
21,700,000 common shares (pro-forma)
                9,700 	         1,404       (9,700)	1	      21,700
						                                      20,296	 1
Additional paid-in capital
               90,300	           -	        (90,300)	1	     429,006
						                                      14,704 	1
						                                     414,302	 1
Deficit accumulated in the development stage
              (65,000)	      (466,385) 	    65,000	 1	    (466,385)
Accumulated other comprehensive loss -
 foreign currency translation loss
                 -	            (4,305)	        -		          (4,305)
__________________________________________________________________________

				          35,000	        (469,286)	    414,302		       (19,984)
__________________________________________________________________________
		         $ 449,302	   $      74,893	$   (414,302)		   $  109,893


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Global Innovative Systems, Inc.
(A Development Stage Company)
Pro-Forma Statement of Operations
(Unaudited)

For the three-month period ended
December 31, 1999

           	Global	            Niew
            Innovative	        Industries		                Pro-Forma
	           Systems, Inc.	     Inc.	        Adjustments	   Balance
_________________________________________________________________________

Expenses

Accounting, audit and legal
             $     -           $  6,451	      $   -		       $  6,451
Automotive	        -	               615	          -		            615
Bank charges and interest
	                  -	             1,726	          -		          1,726
Depreciation	      -	               510	          -		            510
Insurance	         -	             1,659	          -		          1,659
Office and supplies
                   -	               727	          -		            727
Rent	              -	                68	          -		             68
Research and development
                   -	            16,938           -		         16,938
Telephone	         -	             1,136	          -		          1,136
Travel	            -	               220	          -		            220
___________________________________________________________________________

		                 -	            30,050	          -		         30,050

Interest income	   -	            (2,675)	         -		         (2,675)
Loss on termination of proposed business acquisition
                   -	            33,417	          -		         33,417
___________________________________________________________________________

Net loss for the period
              $    -	          $ 60,792	      $   -		      $  60,792
___________________________________________________________________________

Basic and diluted loss per share
                                                    $           0.00
                                                    =======================
Weighted average shares outstanding					                  12,000,000
                                                    =======================

Global Innovative Systems, Inc.
(A Development Stage Company)
Pro-Forma Statement of Operations
(Unaudited)

For the year ended September 30, 1999
	          Global	         Niew
	          Innovative	     Industries		                        Pro-Forma
	          Systems, Inc.	  Inc.	          Adjustments	         Balance
___________________________________________________________________________

Expenses
 Accounting, audit and legal
           $   -	          $ 11,539	     $    -		              $ 11,539
	Automotive	   -	            11,113	          -		                11,113
	Bank charges and interest
               -	             1,528	          -		                 1,528
	Depreciation	 -	             2,203	          -	 	                2,203
	Insurance	    -	             5,018	          -		                 5,018
	Licenses, dues and subscriptions
               -	                97	          -		                    97
	Office and supplies
               -	             1,962	          -		                 1,962
	Rent	         -	             3,027	          -		                 3,027
	Research and development
               -	            88,602	          -	 	               88,602
	Telephone	    -	             5,563	          -		                 5,563
	Travel	       -	            14,643	          -		                14,643
__________________________________________________________________________

		             -	           145,295	          -		               145,295
Interest income
               -	               (76)	         -		                   (76)

Net loss for the year
          $    -	         $ 145,219	       $  -		            $  145,219

Basic and diluted loss per share
                                                       $           0.01
                                                            ============
Weighted average shares outstanding					                     12,000,000
                                                            ============

Global Innovative Systems, Inc.
(A Development Stage Company)
Note to the Pro-forma Financial Statements
(Unaudited)

For the year ended September 30, 1999 and
for the three-month period ended December 31, 1999
__________________________________________________________________________

To reflect the acquisition of 100% of the common stock of Niew Industries Inc. along with amounts owing to its stockholders of $414,302 in exchange for 12 million shares of the Company's common stock (At December 31, 1999, the Company had acquired the loans from the stockholders of Niew Industries Inc.). The transaction was accounted for as a recapitalization of the Company using accounting principles applicable to reverse acquisitions. Following reverse acquisition accounting, the financial statements subsequent to closing will be presented as a continuation of Niew Industries Inc.
The value assigned to the common stock issued by the Company on the transaction is $30,000 based on the fair value of net assets of the Company at the date of acquisition.

The intercompany balance of $414,302 is eliminated upon consolidation.




The accompanying note forms an integral part of these pro-forma financial statements.